SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or other Jurisdiction of Incorporation)
0-27416	41-1693295
(Commission File Number)	(IRS Employer Identification No.)
3905 Dakota Street S.W., Alexandria, Minnesota	56308
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2006, Rural Cellular Corporation (the “Company”) executed a three-year PURCHASE AND LICENSE AGREEMENT (the “Agreement”) with Nortel Networks Incorporated (“Nortel”), under which Nortel will provide CDMA network and switching equipment/software/support for the Company’s Midwest territory for approximately $8.7 million. This equipment will replace the Company’s currently installed network equipment. The Company anticipates completing the equipment replacement during 2007.

The foregoing does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the Agreement, which will be filed by the Company at a later date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION

                    /s/ Richard P. Ekstrand
                    Richard P. Ekstrand
                    President and Chief Executive Officer

Date: January 5, 2007